EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 1 to Registration Statement 333-119168 on Form S-1 of our report dated May 9, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), appearing in this Prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

Chicago, Illinois
May 6, 2005